Exhibit 99.1

For Immediate Release

American Power Conversion Reports Record

Revenue for the Fourth Quarter and Full Year 2004

Quarterly Revenue of $511 Million Tops Half Billion Mark for First Time in Company History

Full Year 2004 Revenue Increases 16 Percent to $1.7 Billion

WEST KINGSTON, R.I. — February 3, 2005 — American Power Conversion Corporation (Nasdaq: APCC) (APC) today reported financial results, including record revenue, for the fourth quarter and full year ended December 31, 2004.

Revenue for the fourth quarter 2004 was a record $510.8 million, up 19 percent from $430.6 million in the fourth quarter 2003 and up 16 percent from $441.7 million in the third quarter 2004.  On a constant currency basis, total company revenue in the fourth quarter grew 16 percent year-over-year and 14 percent sequentially.  Net income for the fourth quarter 2004 was $52.8 million or $0.27 per share, a decrease of 9 percent from $58.0 million or $0.28 per share in the fourth quarter 2003 and a decrease of 21 percent from $67.2 million or $0.34 per share in the third quarter 2004.

Net income for the fourth quarter 2003 includes an after-tax charge of $2.8 million or $0.01 per share resulting from the settlement of a lawsuit alleging patent infringement originally filed by SL Waber in 1997.  Excluding this charge, non-GAAP net income for the fourth quarter 2003 was $60.8 million or $0.29 per share.

Net income for the third quarter of 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million or $0.04 per share after-tax.  Excluding these items, non-GAAP net income for the third quarter of 2004 was $55.0 million or $0.28 per share.

On a non-GAAP basis, fourth quarter 2004 net income decreased 13 percent from fourth quarter 2003 non-GAAP net income and decreased 4 percent from third quarter 2004 non-GAAP net income.

Fourth Quarter Financial Summary

(In millions, except per share amounts)

	Q4 2004	Q4 2003	YOY Change	Q3 2004	QOQ Change
Revenue	$510.8	$430.6	19%	$441.7	16%
Operating Income	$67.2	$71.8	(6)%	$59.3	13%
Net Income	$52.8	$58.0	(9)%	$67.2	(21)%
EPS	$0.27	$0.28	(4)%	$0.34	(21)%

Full Year 2004 Results

Revenue for the twelve months ended December 31, 2004 was $1.70 billion, an increase of 16 percent from $1.46 billion in 2003.  For the full year 2004, on a constant currency basis APC revenue grew 13 percent.  Net income for the year 2004 was $181.5 million or $0.90 per share, up 3 percent from $176.9 million or $0.88 per share in 2003.

Non-GAAP net income for 2004, which accounts for the previously discussed third quarter tax credit and charge for excess inventory, was $169.2 million or $0.84 per share.

In addition to the aforementioned fourth quarter 2003 charge resulting from the settlement of a patent lawsuit, net income for 2003 includes a third quarter 2003 update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS CS models.  Based upon then current estimates of remaining costs, the expected aggregate costs for the recall reduced third quarter 2003 cost of goods sold by $5.5 million, or $0.02 per share after-tax.  Excluding both of these items, non-GAAP net income for 2003 was $175.8 million or $0.87 per share.  As a result, 2004 non-GAAP net income declined 4 percent from 2003 non-GAAP net income.

Full Year 2004 Financial Summary

(In millions, except per share amounts)

	2004	2003	YOY Change
Net Sales	$1,699.9	$1,464.8	16%
Operating Income	$204.4	$229.1	(11)%
Net Income	$181.5	$176.9	3%
EPS	$0.90	$0.88	2%

“The APC team put together a tremendous performance in the fourth quarter and throughout 2004,” said Rodger B. Dowdell, Jr., APC’s president and chief executive officer.  “In addition to being a record revenue quarter, the fourth quarter was the first quarter in which APC reported more than a half a billion dollars in revenue, and for the full year we topped $1.5 billion in revenue for the first time – handily beating that mark.

“Our investments in technology and demand generation drove the continued adoption of APC’s network-critical physical infrastructure (NCPI) solution, InfraStruXure™, and it was an integral component of this quarter’s and this year’s success,” continued Dowdell.  “InfraStruXure posted a strong performance, growing 89 percent for the full year and 96 percent in the fourth quarter year-over-year.  At the same time, APC’s competitive position within and demand for our core product offerings remained healthy.  In addition, we returned approximately $220 million to shareholders through our quarterly dividend and stock buyback programs.”

Segment Review

For the fourth quarter and full year 2004, APC reported record revenue in the Large Systems segment, which consists primarily of 3-phase uninterruptible power supplies (UPSs), services, precision cooling and ancillary products for data centers, facilities and communication applications.  Fourth quarter revenue of $107.7 million increased 41 percent year-over-year and 38 percent sequentially.  Full year 2004 Large Systems segment revenue of $322.1 million was up 34 percent from 2003.  The Large Systems segment also increased as a percentage of total product revenue, representing 21 percent in the fourth quarter and 19 percent for the full year.

The Company also reported record Small Systems segment revenue for the fourth quarter and full year 2004.  Fourth Quarter revenue in the Company’s Small Systems segment, which provides power protection, UPS and management products for the PC, server and networking markets, was $380 million, up 14 percent year-over-year and up 11 percent sequentially.  As a percentage of APC product revenue, the Small Systems segment was 75 percent in the fourth quarter.  For the full year, the Small Systems segment increased 13 percent to $1,300.2 million and represented 77 percent of total product revenue.

Business Outlook

“It is evident that our demand generation programs drive positive results.  As such, our 2005 plan calls for continued investments in these activities, highlighted by our global educational programs,” continued Dowdell.  “In 2004 we invested $86 million in research and development.  For 2005 we will continue to set the tone for innovation in the industry with new NCPI systems and new solutions across end markets.  From the challenge of mobile computing productivity to the implementation of voice over IP (VoiP) networks to operating an on-demand data center, APC has the technology, systems and support to assist our customers in meeting their business objectives.

“With the year ahead of us, I am excited about APC’s opportunities,” concluded Dowdell.  “The economic and business conditions appear healthy and I believe APC enters 2005 with good momentum and an extremely compelling solution set to meet customers’ end-to-end needs.”

Non-GAAP Results

The Company believes that the non-GAAP results, i.e., results excluding certain charges or one-time events, described in this release for the fourth quarter 2003, third quarter 2004 and full year 2003 and 2004, are useful for an understanding of its ongoing operations because GAAP (generally accepted accounting principles) results include financial results not expected to be part of the Company’s ongoing business.  Specifically, the Company does not currently believe the charges and one-time events items outlined in this release for the fourth quarter 2003, third quarter 2004, full year 2003 and full year 2004 will recur in future quarters.  Additional non-GAAP results discussed in this announcement include revenue in constant currency.  The Company cautions that non-GAAP results are not a substitute for GAAP results.  A comparison and reconciliation from non-GAAP to GAAP results is included in the financial statements accompanying this release.

Conference Call and Webcast

In conjunction with the fourth quarter and full year 2004 earnings announcement, APC management is hosting a conference call to discuss the Company’s results as well as current expectations regarding future performance.  This conference call will be held today, February 3, at 5:00 PM Eastern time and will be available live and archived, in its entirety, to the public via the Company’s Web site at investor.apcc.com or live by dialing 913-981-5591.  A replay will be accessible via telephone at approximately 8:00 PM on February 3 by dialing 719-457-0820 and entering the access code 1977461 and will continue through February 10 at midnight Eastern Time.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects and those contained in the “Business Outlook” section of the press release, are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected.  The factors that could cause actual results to differ materially include the following: costs to comply with the provisions of the Sarbanes-Oxley Act of 2002 are greater than currently anticipated; the impact of increasing competition which could adversely affect the Company’s revenues and profitability; the impact of foreign currency exchange rate fluctuations; the impact on demand, component availability and pricing, and logistics, and the disruption of Asian manufacturing operations that result from labor disputes, war, acts of terrorism or political instability; ramp up, expansion and rationalization of global manufacturing capacity; the potential impact of complying with changing environmental regulations; impact on order management and fulfillment, financial reporting and supply chain management processes as a result of the Company’s reliance on a variety of computer systems, including Oracle 11i which is periodically upgraded; the discovery of a latent defect in any of the Company’s products; the Company’s ability to effectively align operating expenses and production capacity with the current demand environment; general worldwide economic conditions, and, in particular, the possibility that the PC and related markets decline;

growth rates in the power protection industry and related industries, including but not limited to the PC, server, networking, telecommunications and enterprise hardware industries; competitive factors and pricing pressures; product mix changes and the potential negative impact on gross margins from such changes; changes in the seasonality of demand patterns; inventory risks due to shifts in market demand; component constraints, shortages, pricing and quality; risk of nonpayment of accounts receivable; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) is a leading provider of global, end-to-end infrastructure availability solutions.  APC’s comprehensive products and services offering, which is designed for both home and corporate environments, improves the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  APC, headquartered in West Kingston, Rhode Island, reported sales of $1.7 billion for the year ended December 31, 2004, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.

All trademarks are the property of their owners.  Additional information about APC and its global end-to-end solutions can be found at www.apc.com or by calling 800-877-4080.

#  #  #

For more information contact:

Investors: Donald Muir, chief financial officer, 401-789-5735, ext. 2105

Debbie Hancock, director, investor relations, 401-789-5735, ext. 2994, Debbie.hancock@apcc.com

Media: Chet Lasell, APC director, public relations-North America, 800-788-2208 ext. 2693, chet.lasell@apcc.com

Supplemental Financial Information for American Power Conversion Corporation

Fourth Quarter Financial Summary

(In millions, except per share amounts)

			YOY		QOQ
	Q4 2004	Q4 2003	Change	Q3 2004	Change
Net Sales	$510.8	$430.6	19%	$441.7	16%
Operating Income	$67.2	$71.8	(6)%	$59.3	13%
Net Income	$52.8	$58.0	(9)%	$67.2	(21)%
EPS	$0.27	$0.28	(4)%	$0.34	(21)%

Fourth Quarter Segment Summary

			YOY		QOQ
Revenue (In millions)	Q4 2004	Q4 2003	Change	Q3 2004	Change

Small Systems	$380.0	$333.4	14%	$343.6	11%
% of revenue	75%	78%		78%
Large Systems	$107.7	$76.6	41%	$78.3	38%
% of revenue	21%	18%		18%
Other	$19.3	$17.7	9%	$16.8	15%
% of revenue	4%	4%		4%
Shipping and Handling	$3.8	$2.9		$3.0
Net Sales	$510.8	$430.6	19%	$441.7	16%

			YOY Basis		QOQ Basis
	Q4 2004	Q4 2003	Point Change	Q3 2004	Point Change
Gross Margin Percentage

Small Systems	48.1%	49.5%	(140)	49.1%	(100)
Large Systems	23.8%	20.1%	370	22.3%	150
Other	54.8%	61.0%	(620)	66.2%	(1140)

Fourth Quarter Geographic Summary

			YOY		QOQ
Revenue (In millions)	Q4 2004	Q4 2003	Change	Q3 2004	Change
Americas	$241.9	$208.4	16%	$226.1	7%
% of revenue	48%	48%		51%
EMEA	$179.8	$150.3	20%	$137.7	31%
% of revenue	35%	35%		31%
Asia	$89.1	$71.9	24%	$77.9	14%
% of revenue	17%	17%		18%
Net Sales	$510.8	$430.6	19%	$441.7	16%

Note:              YOY = year-over-year

QOQ = quarter-over-quarter

Full Year 2004 Financial Summary

(In millions, except per share amounts)

	2004	2003	YOY Change
Net Sales	$1,699.9	$1,464.8	16%
Operating Income	$204.4	$229.1	(11)%
Net Income	$181.5	$176.9	3%
EPS	$0.90	$0.88	2%

Full Year 2004 Segment Summary

Revenue (In millions)	2004	2003	YOY Change

Small Systems	$1,300.2	$1,146.8	13%
% of revenue	77%	79%
Large Systems	$322.1	$240.0	34%
% of revenue	19%	16%
Other	$66.0	$69.0	(4)%
% of revenue	4%	5%
Shipping and Handling	$11.6	$9.0
Net Sales	$1,699.9	$1,464.8	16%

	2004	2003	YOY Basis Point Change
Gross Margin Percentage

Small Systems	48.2%	48.1%	10
Large Systems	19.7%	20.2%	(50)
Other	61.2%	58.3%	290

Full Year 2004 Geographic Summary

Revenue (In millions)	2004	2003	YOY Change
Americas	$843.0	$737.5	14%
% of revenue	50%	50%
EMEA	$547.2	$467.1	17%
% of revenue	32%	32%
Asia	$309.7	$260.2	19%
% of revenue	18%	18%
Net Sales	$1,699.9	$1,464.8	16%

Note:                                         YOY = year-over-year

QOQ = quarter-over-quarter

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

IN THOUSANDS

(UNAUDITED)

	DECEMBER 31, 2004	DECEMBER 31, 2003

CURRENT ASSETS
CASH AND CASH EQUIVALENTS	$152,821	$252,114
SHORT TERM INVESTMENTS	562,753	496,209
ACCOUNTS RECEIVABLE, NET	327,547	264,718
INVENTORIES	465,927	402,222
PREPAID EXPENSES AND OTHER CURRENT ASSETS	39,294	25,296
DEFERRED INCOME TAXES	56,748	57,638
TOTAL CURRENT ASSETS	1,605,090	1,498,197

PROPERTY, PLANT & EQUIPMENT	420,102	399,260
LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION	265,251	235,309
NET PROPERTY, PLANT & EQUIPMENT	154,851	163,951

LONG TERM INVESTMENTS	5,542	58,525
GOODWILL	7,179	6,679
OTHER INTANGIBLES, NET	39,627	50,292
DEFERRED INCOME TAXES	27,718	25,994
OTHER ASSETS	2,626	2,328

TOTAL ASSETS	$1,842,633	$1,805,966

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$132,213	$102,800
ACCRUED EXPENSES	182,621	139,498
INCOME TAXES PAYABLE	13,474	38,428
TOTAL CURRENT LIABILITIES	328,308	280,726

DEFERRED TAX LIABILITY	11,769	14,357

TOTAL LIABILITIES	340,077	295,083

SHAREHOLDERS’ EQUITY
COMMON STOCK	1,921	2,000
ADDITIONAL PAID-IN CAPITAL	60,378	182,566
RETAINED EARNINGS	1,437,691	1,326,733
TREASURY STOCK	—	(1,551)
ACCUMULATED OTHER COMPREHENSIVE INCOME	2,566	1,135
TOTAL SHAREHOLDERS’ EQUITY	1,502,556	1,510,883

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,842,633	$1,805,966

Note: The data reported above are based on an unaudited balance sheet, but include all adjustments that the Company considers necessary for a fair presentation of financial condition for this period.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2004	DECEMBER 31, 2003

NET SALES	$510,792	$430,626

COST OF GOODS SOLD	304,196	253,253

GROSS PROFIT	206,596	177,373

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	115,374	86,536

RESEARCH AND DEVELOPMENT	24,007	19,055

TOTAL OPERATING EXPENSES	139,381	105,591

OPERATING INCOME	67,215	71,782

OTHER INCOME, NET	3,248	2,610

EARNINGS BEFORE INCOME TAXES	70,463	74,392

INCOME TAXES	17,615	16,377

NET INCOME	$52,848	$58,015

DILUTED EARNINGS PER SHARE	$0.27	$0.28

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	196,456	204,278

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the fourth quarter of 2003 includes an after tax charge of $2.8 million or $0.01 per share associated with the settlement of a claim for the infringement of intellectual property. Excluding this charge, non-GAAP net income for the fourth quarter of 2003 was $60.8 million or $0.29 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$78,392	$60,847	$0.29

Item excluded from non-GAAP results:
Intellectual property claim in COGS	(4,000)	(2,832)	(0.01)

GAAP income, including charges	$74,392	$58,015	$0.28

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE TWELVE MONTHS ENDED
	DECEMBER 31, 2004	DECEMBER 31, 2003

NET SALES	$1,699,877	$1,464,798

COST OF GOODS SOLD	1,017,981	852,615

GROSS PROFIT	681,896	612,183

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	391,829	315,429

RESEARCH AND DEVELOPMENT	85,618	67,639

TOTAL OPERATING EXPENSES	477,447	383,068

OPERATING INCOME	204,449	229,115

OTHER INCOME, NET	9,711	9,990

EARNINGS BEFORE INCOME TAXES	214,160	239,105

INCOME TAXES	32,705	62,167

NET INCOME	$181,455	$176,938

DILUTED EARNINGS PER SHARE	$0.90	$0.88

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	201,658	201,517

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the year ended December 31, 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of recent tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million, or $0.04 per share after-tax. Excluding these items, non-GAAP net income for the year of 2004 was $169.2 million or $0.84 per share.

Net income for the year ended December 31, 2003 includes an after-tax charge of $2.8 million or $0.01 per share associated with the settlement of a claim for the infringement of intellectual property, which partially offset the effect of an update in the third quarter of 2003 to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models. Based upon then current estimates of remaining costs to be incurred, the expected aggregate costs for the recall were reduced by $4.0 million or $0.02 per share on an after-tax basis. Excluding these adjustments, non-GAAP net income for the year of 2003 was $175.8 million or $0.87 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$225,660	$169,246	$0.84

Items excluded from non-GAAP results:
Charge for excess inventory in COGS	(11,500)	(8,625)	(0.04)
Tax reserve adjustment	—	20,834	0.10

GAAP income, including charges	$214,160	$181,455	$0.90

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$237,605	$175,799	$0.87

Items excluded from non-GAAP results:
Product recall update in COGS	5,500	3,971	0.02
Intellectual property claim in COGS	(4,000)	(2,832)	(0.01)

GAAP income, including charges	$239,105	$176,938	$0.88